Exhibit 10.9

Translation

Domain Name License Agreement

Between

Gamenow.Net (Hong Kong) Limited

(Licensor)

and

Shanghai Jiucheng Information Technology Co., Ltd.

January 1, 2004

Exhibit 10.9 Translation

Domain Name License Agreement

This Domain Name License Agreement (hereinafter this “Agreement”) is entered into in Shanghai of the People’s Republic of China (hereinafter “PRC”) as of January 1, 2004 by and between the following Parties:

(1)	Gamenow.Net (Hong Kong) Limited, a company duly established and existing under the laws of PRC, with its registered address at 22/F Hang Lung Centre 2-20 Paterson Street, Causeway Bay, Hong Kong (hereinafter the “Licensor”); and

(2)	Shanghai Jiucheng Information Technology Co., Ltd., a company with limited liability duly established under the laws of PRC, with its registered address at No.8885, Hutai Road, Shanghai, PRC (hereinafter the “Licensee”).

(Any single Party hereinafter a “Party” and all Parties collectively the “Parties”.)

WHEREAS:

(1)	Licensor has registered the Domain Name (www.the9.com) on Oct. 3, 1999 with the name Gamenow Limited , and is the legal owner of the Domain Name.

(2)	Licensee is an Internet context provider and can legally and validly operate relevant business including Internet information services in the PRC.

(3)	Licensor agrees to grant to Licensee a non-transferable license for using the Domain Name, under which Licensee is permitted to use the Domain Name for the purpose of rendering Internet information services and operating The9 Website (as defined below) subject to the terms and conditions provided hereof, and Licensee agrees to accept such license.

NOW THEREFORE, the Parties agree as follows:

Article 1 Definition

1.1	Except as otherwise construed in the context, the following terms in this Agreement shall be interpreted to have the following meanings:

“Domain Name” shall mean www.the9.com.

2

Exhibit 10.9 Translation

“Effective Date” shall mean the date on which this Agreement has been executed.

“Notice” shall mean any notice, demand, agreement and other communication delivered or received in accordance with this Agreement.

“The9 Website” shall mean the website established by Licensee under the Domain Name for the provision of Internet information services.

“Context of Website” shall mean the media and information such as characters, pictures, sounds, videos, etc. published and updated from time to time for the purpose of provision of Internet information services on The9 Website by Licensee.

“License Term” shall mean the term commencing from Jan. 2001 to Jan. 2010. Upon the expiration of the License Term, in the event that no party desires to terminate this Agreement, the License Term shall be automatically extended for one (1) year thereafter, and the same with each following year thereafter.

“Business Permits” shall mean any approvals, permits, filings, registrations etc. which license is required to have for legally and validly operating its Internet information services and all such other business, including but not limited to the Business License of the Corporate Legal Person, the Tax Registration Certificate, the Permit for Operations of Value-added Telecommunication Business in respect of announcement services, the Network Cultural Business Permit for operating internet cultural products containing network games, the approval document number from internet publication institutions required for operating network games, the filing of the units producing electronic publications required for producing electronic publication, the permit for operations of value-added telecommunication business in respect of the business operations in message services, the filing of computer network security and such other relevant licenses and permits as required them by PRC laws.

1.2	The references to any PRC Law herein shall be deemed (1) to include the references to the amendments, changes, supplements and reenactments of such law, irrespective of whether they take effect before or after the formation of this Agreement; and (2) to include the references to other decisions, notices or regulations enacted in accordance therewith or effective as a result thereof.

1.3	Except as otherwise stated in the context herein, all references to an Article, clause, item or paragraph shall refer to the relevant part of the Agreement.

Exhibit 10.9 Translation

Article 2 Grant of License

2.1	Subject to the terms and conditions provided hereof, Licensor hereby grants to Licensee a non-transferable license for using the Domain name, under which Licensee is permitted to legally use the Domain Name for the purpose of operating The9 Website and carrying out Internet information services and other relevant services within the License Term.

2.2	Without a written consent form Licensor, Licensee shall not grant sublicense to any other individual, organization or social unit in respect of the right to use the Domain Name. Besides, Licensee shall not maliciously register any domain name similar to or easily confused with the Domain Name either by itself or by entrusting any other party to do so. Licensor reserves the right to early terminate this Agreement in accordance with Article 8.2 and claim damages from Licensee.

Article 3 Filing of the Use of Domain Name

3.1	Licensee hereby confirms that the Domain Name and The9 Website have been duly recorded among its service items under the Operation License for Value-added Telecommunication Businesses (hereinafter the “ICP License”) held by Licensee. Based on the authorization hereunder and the recording under the ICP License, Licensee shall have sufficient right to legally and validly use the Domain Name and operate The9 Website.

3.2	Licensee undertakes that it shall take all necessary measure to ensure that the Domain Name and The9 Website are duly recorded among its service items under the ICP License throughout the License Term.

Article 4 Royalty and Payment

4.1	As the consideration paid by License to Licensor in respect to the license of using the Domain Name subject to this Agreement, Licensee shall pay royalty in respect of Domain Name subject to the provision of this Article (hereinafter the “Royalty”).

4.2	Licensee shall pay the royalty in lump-sum amounting to USD300.

Exhibit 10.9 Translation

4.3	The Royalty shall be remitted by Licensee to the bank account designated by Licensor by wire transfer within 30 working days from the Effective Date. Licensor shall notify Licensee in writing with the detailed information of the designated bank account in a timely manner.

Article 5 Representations and Warranties

5.1	The Parties hereby represent and warrant to each other that, as of the date hereof:

5.1.1	it has full power to execute this Agreement as an independent corporation legal person and has the full power to perform its duties and obligations hereunder;

5.1.2	it will execute all necessary documents and take all necessary measures to have this Agreement duly performed.

5.2	Licensor hereby represents and warrants that it has legally registered and always been the owner of the Domain Name.

5.3	Licensee hereby represents and warrants that it has duly obtained and always been the holder of all the Business Permits, and that it will keep all the Business Permits remain valid throughout the License Term so as to ensure its effective use of the Domain Name and its operating qualifications for The9 Website.

5.4	Licensee hereby undertakes that the Context of Website published on The9 Website shall not have any of the following elements at any time:

(1)	opposing the basic principles established by the PRC Constitution;

(2)	damaging national security, disclosing national secret, overthrowing state power or damaging state unification;

(3)	damaging state honors and interests;

(4)	instigating people hatred, people discrimination or impairing people solidarity;

(5)	impairing the state religion policies, spreading evil cult and superstition;

(6)	spreading rumors, disturbing social order and impairing social stability;

(7)	spreading obscenity, eroticism, gambling, violence, murder, terrorism or abetting;

(8)	humiliating or slandering others, impairing other’s legal rights;

(9)	containing any other content prohibited by laws and administrative regulations.

Licensee shall be liable for any administrative liabilities or other responsibilities arising out of disseminating or spreading the above contents. Should Licensor

Exhibit 10.9 Translation

incur any loss arising out thereof, Licensee shall be liable for compensating all damages suffered by Licensor.

5.5	Licensor hereby represents and warrants that it has never granted the license of using the Domain Name to any other party.

Article 6 Default Liability

6.1	The Parties agree and confirm that, if any of the Parties (hereinafter the “Defaulting Party”) breaches substantially any of the representations and warranties of fails substantially to perform any of the obligations under this Agreement (hereinafter a “Default”), then the non-breaching Party (hereinafter the “Non-breaching Party”) shall have the right to require the Defaulting Party to rectify such Default or take remedial measures within reasonable period. If the Defaulting Party fails to rectify such Default or take remedial measures within such reasonable period or within ten (10) days as of Non-defaulting Party notifying the Defaulting Party in writing and requiring it to rectify the Default, then the Non-defaulting Party shall have the rights to terminate this Agreement and / or require the Defaulting Party to indemnify it for all the damage.

6.2	The rights and remedies set out herein shall be cumulative, and shall not preclude any other rights or remedies provided by law.

6.3	Notwithstanding any other provisions herein, the validity of this Article shall stand disregarding the suspension or termination of this Agreement.

Article 7 Confidentiality

7.1	Notwithstanding the termination of this Agreement, the Parties shall be obliged to keep in confidence (i) the execution, performance and the contents of this Agreement; (i) the commercial secret, proprietary information and customer information in relation to the other Party known to or received by it as the result of execution and performance of this Agreement (hereinafter the “Confidential Information”). No Parties shall disclose the above Confidential Information to any third Parties without the written consent from the other Party, or they shall bear the default liability and indemnify the losses.

7.2	Upon termination of this Agreement, the Parties shall, upon demand by the other Party, return, destroy or otherwise dispose of all the documents, materials or software containing the Confidential Information and suspend using such Confidential Information.

Exhibit 10.9 Translation

7.3	Notwithstanding any other provisions herein, the validity of this Article shall not be affected by the suspension or termination of this Agreement.

Article 8 Term of Agreement and Termination

8.1	The Parties agree that this Agreement shall take effect from the Effective Date, but its legally binding effect shall date back to Jan. 2001. Except as early terminated in accordance with Article 8.2, or by mutual agreement pursuant to Article 8.3, this Agreement shall remain valid during the License Term.

8.2	Upon occurrence of any of the following events, the Party incurring losses shall have the right to early terminate this Agreement by notifying the other Party in writing:

(1)	a Party breaches any material obligation hereunder which cannot be attributed to the Force Majeure Event, and the Breaching Party fails to take remedies within ten (10) days from the date when the Non-breaching Party sends its written notice in this regard; or

(2)	if the conditions and circumstances of Force Majeure Event last for more than six (6) months, which materially impairs a Party’s ability to perform its obligations hereunder, and the Parties fail to find any corresponding solution thereto.

8.3	This Agreement can be early terminated by mutual agreement of the Parties in writing.

Article 9 Notice

9.1	Any notice, request demand and other correspondence made as requital by or in accordance with this Agreement shall be made in writing and delivered to the relevant Party.

9.2	The abovementioned notice or other correspondences shall be deemed to have been delivered when it is transmitted if transmitted by facsimile or telex; it shall be deemed to have been delivered when it is delivered if delivered in person; it shall be deemed to have been delivered five (5) days after posting the same if posted by mail.

Exhibit 10.9 Translation

Article 10 Force Majeure

In the event of earthquake, typhoon, flood, fire, war, computer virus, loophole in the design of tooling software, internet encountering a hacker, change of policies or laws, and other unforeseeable or unpreventable or unavoidable event of force majeure, which directly prevents a Party from performing this Agreement or performing the same on the agreed condition, the Party encountering such a force majeure event shall forthwith issue a notice by a facsimile and, within thirty (30) days, present the documents proving the details of such force majeure event and the reasons for which this Agreement is unable to be performed or is required to be postponed in its performance, and such proving documents shall be issued by the notarial office of the area where such force majeure event takes place. The Parties shall consult each other and decide whether this Agreement shall be waived in part or postponed in its performance with regard to the extent of impact of such force majeure event on the performance of this Agreement. No Party shall be liable to compense for the economic losses brought to other Parties by the force majeure event.

Article 11 Miscellaneous

11.1	This Agreement shall be prepared in the Chinese language in [two (2)] original copies, with each involved Party holding one (1) copy hereof.

11.2	The formation, validity, execution, amendment, interpretation and termination of this Agreement shall be subject to the PRC Laws.

11.3	Any disputes arising hereunder and in connection herewith shall be settled through consultations among the Parties, and if the Parties cannot reach an agreement regarding such disputes within thirty (30) days of their occurrence, such disputes shall be submitted to China International Economic and Trade Arbitration Commission Shanghai Branch for arbitration in Shanghai in accordance with the arbitration rules of such Commission, and the arbitration award shall be final and binding on all Parties.

11.4	Any rights, powers and remedies empowered to any Party by any provisions herein shall not preclude any other rights, powers and remedies enjoyed by such Party in accordance with laws and other provisions under this Agreement, and the exercise of its rights, powers and remedies by a Party shall not preclude its exercise of its other rights, powers and remedies by such Party.

11.5	Any failure or delay by a Party in exercising any of its rights, powers and remedies hereunder or in accordance with laws (hereinafter the “Party’s Rights”) shall not lead to a waiver of such rights, and the waiver of any single or partial exercise of the Party’s Rights shall not preclude such Party from exercising such rights in any other way and exercising the remaining part of the Party’s Rights.

Exhibit 10.9 Translation

11.6	The titles of the Articles contained herein shall be for reference only, and in no circumstances shall such titles be used in or affect the interpretation of the provisions hereof.

11.7	Each provision contained herein shall be severable and independent from each of other provisions, and if at any time any one or more articles herein become invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions herein shall not be affected as a result thereof.

11.8	Any amendments or supplements to this Agreement shall be made in writing and shall take effect only when properly signed by the Parties to this Agreement.

11.9	This Agreement shall be binding on the legal successors of the Parties.

[The following is intended to be blank]

Exhibit 10.9 Translation

IN WITNESS HEREOF, the authorized representatives of the Parties have caused this Agreement to be executed as of the date and in the place first here above mentioned.

Gamenow.Net (HK) Limited

(Company chop)

Signature by Authorized Representative: /s/     ZHU JUN

Name: ZHU JUN

Position: DIRECTOR

Shanghai Jiucheng Information Technology Co., Ltd.

(Company chop)

Signature by Authorized Representative: /s/    QIN JIE

Name: QIN JIE

Position: